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                    [BROBECK, PHLEGER & HARRISON LETTERHEAD]

                                                                     EXHIBIT 5.1

                                 APRIL 23, 1999

SOFTNET SYSTEMS, INC.
650 TOWNSEND STREET, SUITE 225
SAN FRANCISCO, CA 94103

       RE:  REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

    We have examined the Registration Statement on Form S-3 filed by SoftNet Systems, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") on April 23, 1999, as thereafter amended or supplemented (the "Registration Statement"), which Registration Statement incorporates by reference Registration Statement No. 333-74767, in connection with the registration under the Securities Act of 1933, as amended, of up to an additional 575,000 shares of the Company's Common Stock (the "Shares"). The Shares include an over-allotment option granted by the Company to the Underwriters to purchase up to 75,000 additional shares of the Company's Common Stock and are to be sold to the Underwriters as described in the Registration Statement for resale to the public. As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

    It is our opinion that, upon conclusion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares, when issued and sold in the manner described in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

    We consent to the use of this opinion as an exhibit to said Registration Statement, and further consent to the use of our name wherever appearing in said Registration Statement, including the prospectus constituting a part thereof, and in any amendment or supplement thereto.

                                          Very truly yours,
                                          BROBECK, PHLEGER & HARRISON, LLP